      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1996
                                                   REGISTRATION NO. 333-________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              ____________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

              GEORGIA                                5030                         58-1984957
   (State or other jurisdiction          (Primary Standard Industrial         (I.R.S. Employer
  of incorporation or organization)       Classification Code Number)       Identification Number)

                           11651 PLANO ROAD, SUITE 100
                               DALLAS, TEXAS 75243
                                 (214) 860-5100

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN S. DAVIS, ESQ.
                           11651 PLANO ROAD, SUITE 100
                               DALLAS, TEXAS 75243
                                 (214) 860-5120
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                                 JOEL J. HUGHEY
                                TERI LYNN MCMAHON
                                  ALSTON & BIRD
                               ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

          If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box:   / /

                           CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------
  TITLE OF SHARES TO BE         AMOUNT             PROPOSED MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
       REGISTERED          TO BE REGISTERED       OFFERING PRICE PER       AGGREGATE OFFERING     REGISTRATION
                                                        SHARE(1)                PRICE(1)              FEE(1)
- ---------------------------------------------------------------------------------------------------------------
Common Stock, no par
value per share            1,500,000 shares              $11.81               $17,715,000            $6,109
- ---------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the bid and asked prices of the Registrant's Common Stock on June 10, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED JUNE 13, 1996

PROSPECTUS
                               1,500,000 SHARES

                   CAMERON ASHLEY BUILDING PRODUCTS, INC.

                                COMMON STOCK
                           _______________________

     This prospectus relates to 1,500,000 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Cameron Ashley Building Products, Inc., a Georgia corporation (the "Company"). All of the Shares offered hereunder will be offered for the account of the selling shareholder, CGW Southeast Partners I, L.P., a limited partnership organized under the laws of the state of Georgia (the "Selling Shareholder" or "CGW").

     All or a portion of the Shares may be offered by the Selling Shareholder from time to time (i) in transactions (which may include block transactions) on the Nasdaq Stock Market's National Market, (ii) in negotiated transactions, or (iii) a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares directly to purchasers or through underwriters, agents or broker-dealers, and any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular underwriter, agent or broker-dealer might be in excess of customary compensation). See "Selling Shareholder" and "Sale of Shares" below.

     None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Selling Shareholder will bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholder.

     The Common Stock is traded on the Nasdaq National Market under the symbol "CABP." On June 12, 1996, the closing sale price for the Common Stock was $12.63 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                            _______________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _______________________

                THE DATE OF THIS PROSPECTUS IS JUNE __, 1996.

                     DOCUMENTS INCORPORATED BY REFERENCE

     The following documents have been filed by the Company with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1996 and April 30, 1996.

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 18, 1994.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Mr. John S. Davis, Cameron Ashley Building Products, Inc., 11651 Plano Road, Suite 100, Dallas, Texas 75243, or by telephone, (214) 860-5120.

                            AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1506.

     The Company has filed a Registration Statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                                 THE COMPANY

     Cameron Ashley Building Products, Inc. (the "Company") is a national distributor of a broad line of building products that are used principally in home improvement, remodeling and repair work and in new residential construction. The Company currently serves markets in 38 states throughout the United States and in parts of Mexico and Canada. The Company was incorporated in Georgia in October 1991. The Company's principal executive offices are located at 11651 Plano Road, Suite 100, Dallas, Texas 75243. Its telephone number is (214) 860-5100.

                                 RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING INFORMATION RELATING TO THE COMPANY AND THE COMMON STOCK BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

SENSITIVITY TO ECONOMIC AND OTHER CONDITIONS

     The building materials industry is cyclical and is affected by weather and changes in general and local economic conditions, such as housing starts, interest rates, availability of financing, employment levels and consumer confidence. A downturn in the economy in one or more markets served by the Company, particularly in the Texas and Florida markets where many of the Company's branches are located, could have a material adverse effect on the Company's operations. In addition, the Company's results of operations reflect a seasonal pattern due to winter construction cycles and weather patterns.

GROWTH BY ACQUISITIONS

     The Company's growth strategy is based largely upon the acquisition of other building products distributors. The Company continually seeks acquisition candidates in selected markets and from time to time engages in exploratory discussions with suitable candidates. There can be no assurance, however, that the Company will be able to continue to identify and acquire appropriate businesses or obtain financing for such acquisitions on satisfactory terms. The process of integrating acquired businesses into the Company's operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management's attention. Future acquisitions may be financed through the incurrence of additional indebtedness, the issuance of equity-linked securities or the issuance of Common Stock, which may dilute the Company's shareholders. Furthermore, there can be no assurance that competition for acquisition candidates will not escalate, thereby increasing the costs of making acquisitions.

SUPPLY AND PRICE OF PRODUCTS

     The Company distributes building products manufactured by a number of major vendors. Owens-Corning Fiberglas Corporation ("Owens-Corning") is the Company's largest supplier, with purchases of Owens-Corning roofing and insulation products accounting for approximately 14.4% of the Company's total product purchases in fiscal 1995. No other supplier accounted for more than 5.0% of the Company's total product purchases in fiscal 1995. Although alternative sources of supply exist, there can be no assurance that the termination of the Company's relationship with Owens-Corning would not have a short-term adverse effect on the Company's operations.

     Supply shortages occur at times as a result of unanticipated demand or production difficulties. In such cases, building materials suppliers often allocate products among distributors. Future supply shortages may occur from time to time and may have a short-term adverse effect on the Company's results of operations.

     The Company has negotiated what management believes to be competitive pricing terms from many of its suppliers. Should the Company be unable to renew its agreements or arrangements with such suppliers or should such suppliers cease to offer volume and other discounts, the Company's results of operations could be adversely affected.

COMPETITION

     The building products distribution industry is highly competitive and fragmented. The Company competes with many local and regional distributors, major corporations with national distribution capability, product manufacturers that engage in direct sales and, to a lesser extent, mass merchandisers. The Company's competition varies by product line, customer classification and geographic market. Certain of the companies that compete with the Company have substantially greater financial and other resources than those of the Company.

RELIANCE ON EXECUTIVE OFFICERS

     The Company is highly dependent on the skills, experience and efforts of its executive officers. The loss of services of one or more of the Company's executive officers could have a material adverse effect on the Company's business and development. Each of Ronald R. Ross, Chairman of the Board of the Company, Walter J. Muratori, President of the Company, and John H. Bradberry and C. Steven Gaffney, each Vice Presidents of the Company, is a party to an employment agreement with the Company. In addition, Ronald R. Ross and Walter J. Muratori are parties to change in control agreements. Wm. Cameron & Co. ("Cameron"), a wholly-owned subsidiary of the Company, maintains a $4 million key man life insurance policy on Ronald R. Ross. The Company's continued growth also depends in part on its ability to attract and retain qualified managers, salespersons and other key employees and on its executive officers' ability to manage growth successfully.

INFLUENCE BY CGW

     Upon completion of the offering, CGW will own approximately 17.9% of the Common Stock then outstanding, and three affiliates of CGW will continue to be on the Company's Board of Directors. Cameron and Ashley Aluminum, Inc. ("Ashley"), a wholly-owned subsidiary of the Company, each maintain a consulting agreement with CGW Southeast Management Company, which is affiliated with CGW and certain members of the Board of Directors of the Company. As a result of the above-described ownership and relationships, CGW will be able to continue to exercise significant influence over the affairs of the Company.

VOLATILITY OF MARKET PRICE FOR COMMON STOCK

     From time to time after this offering there may be significant volatility in the market price for the Common Stock. Quarterly operating results of the Company or of other companies participating in the building products industry, changes in conditions in the economy, the financial markets or the building products or construction industries, natural disasters or other developments affecting the Company or its competitors could cause the market price of the Common Stock to fluctuate substantially.

ANTI-TAKEOVER PROVISIONS OF THE ARTICLES OF INCORPORATION

     Under the terms of the Company's Amended and Restated Articles of Incorporation, the members of the Board of Directors are divided into three classes, each of which serves a term of three years and may be removed only for cause by shareholder vote at a special meeting. A classified Board of Directors may delay, defer or prevent a takeover attempt that a shareholder of the Company might consider to be in the interests of the Company and its shareholders.

     In addition, the Amended and Restated Articles of Incorporation authorize the Board of Directors to issue shares of preferred stock from time to time in one or more designated series or classes. The Board of Directors, without approval of the shareholders, is authorized to establish voting, dividend, redemption, conversion, liquidation and other provisions of a particular series or class of preferred stock. The issuance of preferred stock could, among other things, adversely affect the voting power or other rights of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of the Company.

                             SELLING SHAREHOLDER

     A management company (the "Management Company") affiliated with CGW provides consulting services to the Company pursuant to consulting agreements with the Company. Messrs. Richard L. Cravey and William S. Green, directors of the Company, each hold management interests in the Management Company and in a partnership that owns a limited partnership interest in CGW. Mr. William A. Davies, who is also a director of the Company, holds a limited partnership interest in CGW. Each of Messrs. Cravey, Green and Davies are managing directors of the corporate general partner of CGW.

     In October 1991, the Company was formed by CGW to purchase, along with certain management investors, substantially all of the assets of the predecessor of Ashley from a subsidiary of Florida Progress Corporation. The acquisition was consummated on October 18, 1991. Cameron was formed in November 1991 by CGW and management investors to purchase substantially all of the assets of the Cameron Wholesale division from CertainTeed Corporation. The acquisition was consummated on December 20, 1991. In March 1994, in connection with and in advance of the Company's initial public offering of Common Stock, certain shareholders of Ashley and all shareholders of Cameron exchanged their stock for Common Stock of the Company (hereinafter referred to as the "Combination"). As a result of the Combination, Cameron and Ashley became wholly owned subsidiaries of the Company and CGW became the owner of Common Stock in the Company.

    Based solely upon information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of June 10, 1996 by the Selling Shareholder. Except as otherwise indicated, the Selling Shareholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned.

                                                                   NUMBER OF
                                                                     SHARES
                                BENEFICIAL OWNERSHIP PRIOR         TO BE SOLD         BENEFICIAL OWNERSHIP AFTER
                                       TO THE OFFERING          IN THE OFFERING              THE OFFERING
                                ---------------------------     ---------------      ----------------------------
SELLING SHAREHOLDER             COMMON STOCK        PERCENT                          COMMON STOCK        PERCENT
- -------------------             ------------        -------                          ------------        -------
CGW Southeast                    3,109,646(1)        34.6%          1,500,000         1,609,646(1)        17.9%
Partners I, L.P.                 ---------           ----           ---------         ---------           ----
Twelve Piedmont Center
Suite 210
Atlanta, Georgia 30305

________________
(1) Each of Messrs. Cravey, Green and Davies, as managing directors of the corporate general partner of CGW and the Management Company, may be deemed to share voting and investment power with respect to the Common Stock held of record by CGW and, accordingly, may also be deemed the beneficial owners of such shares. The business address for each of Messrs. Cravey, Green and Davies is Twelve Piedmont Center, Suite 210, Atlanta, Georgia 30305.

                               SALE OF SHARES

     The sale of the Shares by the Selling Shareholder may be effected from time to time (i) in transactions (which may include block sales) on the Nasdaq Stock Market's National Market, (ii) in negotiated transactions, or
(iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares directly to purchasers or through underwriters, agents or broker-dealers, and any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for which such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to an underwriter, agent or particular broker-dealer may be in excess of customary compensation). If required by applicable law at the time a particular offer of shares is made, the terms and conditions of such transaction will be set forth in a Prospectus Supplement to this Prospectus.

     The Selling Shareholder and any underwriters, agents or broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

     Under agreements the Selling Shareholder and the Company may enter into, underwriters, broker-dealers and/or agents who participate in the distribution of the Shares may be entitled to indemnification by the Selling Shareholder and the Company against certain liabilities, including liabilities under the Securities Act. Pursuant to a Registration, Indemnification and Contribution Agreement by and between CGW and the Company, dated as of June 10, 1996, CGW and the Company have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Selling Shareholder will bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholder.

     In recognition of the fact that the Selling Shareholder may wish to be legally permitted to sell all or a portion of the Shares when they deem appropriate, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time on the Nasdaq Stock Market's National Market or in negotiated transactions, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by the Selling Shareholder. This Prospectus forms a part of such Registration Statement.

                                LEGAL MATTERS

     Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Alston & Bird, Atlanta, Georgia.

                                   EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's report on Form 10-K for the year ended October 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors as stated in their reports which are incorporated herein by reference. The opinion of Deloitte & Touche LLP, insofar as it relates to the amounts included for Wm. Cameron & Co. for the year ended October 31, 1993 was based solely on the report of other auditors.

     The financial statements of Wm. Cameron & Co. for the year ended October 31, 1993, a consolidated subsidiary, were audited by Ernst & Young LLP, independent auditors, as stated in their report which is incorporated by reference from the Company's Annual Report on Form 10-K for the year ended October 31, 1995.

     Such consolidated financial statements and the related financial statement schedule have been so incorporated in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ___________________


                             TABLE OF CONTENTS

                                PROSPECTUS

                                                  PAGE
                                                  ----
                           THE COMPANY. . . . . .   3
                           RISK FACTORS . . . . .   3
                           SELLING SHAREHOLDER. .   5
                           SALE OF SHARES . . . .   6
                           LEGAL MATTERS. . . . .   6
                           EXPERTS. . . . . . . .   6


                             ___________________


                               1,500,000 SHARES




                               CAMERON ASHLEY
                           BUILDING PRODUCTS, INC.







                                COMMON STOCK










                             P R O S P E C T U S



                             ___________________


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                  PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the distribution of the Common Stock are set forth in the following table and will be borne by the Selling Shareholder. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission registration fee. .    $ 6,109
Accountants' fees and expenses . . . . . . . . . . . .      7,500
Legal fees and expenses. . . . . . . . . . . . . . . .     10,000
Blue Sky fees and expenses . . . . . . . . . . . . . .      2,000

Miscellaneous. . . . . . . . . . . . . . . . . . . . .      2,391
     Total . . . . . . . . . . . . . . . . . . . . . .     28,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Bylaws and the Amended and Restated Articles of Incorporation provide that directors and officers of the Registrant will be indemnified by the Registrant to the fullest extent authorized by Georgia law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant. The Amended and Restated Articles of Incorporation also provide that the right of directors and officers to indemnification is not exclusive of any other right now possessed or hereafter acquired under any statute, agreement or otherwise. The Registrant and its officers and directors have entered into indemnification agreements providing for certain indemnification rights as permitted in the Amended and Restated Bylaws and the Amended and Restated Articles of Incorporation.

     The Registrant's Amended and Restated Articles of Incorporation provide that directors of the Registrant will not be personally liable for monetary damages to the Registrant for certain breaches of their fiduciary duty as directors, except for (i) any appropriation of any business opportunity of the Company in violation of his duties to the Registrant or its shareholders, (ii) acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) approval of certain illegal dividends or redemptions and (iv) transactions approved by the directors from which they derive an improper personal benefit. In appropriate circumstances, equitable remedies or non monetary relief, such as an injunction, will remain available to a shareholder seeking redress from any such violation. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Registrant).


ITEM 16.  EXHIBITS

  Where an exhibit is filed by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parentheses.

EXHIBIT NO.                     DESCRIPTION
- -----------                     -----------
   5         Opinion of Alston & Bird.

  23.1       Consent of Deloitte & Touche LLP.

  23.2       Consent of Ernst & Young LLP.

  23.3       Consent of Alston & Bird (included in Exhibit 5).

  24         Power of Attorney (included on signature page).

  99 Form of Registration, Indemnification and Contribution Agreement by and between CGW Southeast Partners I, L.P. and Cameron Ashley Building Products, Inc.


ITEM 17.  UNDERTAKINGS

     A.   RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C.   INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of June 12, 1996.

                                       CAMERON ASHLEY BUILDING PRODUCTS, INC.

                                       By:  /s/ Ronald R. Ross
                                          -----------------------------------
                                                Ronald R. Ross
                                                Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John S. Davis and Dixon McElwee and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 12, 1996.

          SIGNATURES                    TITLE                       DATE
          ----------                    -----                       ----

     /s/ Ronald R. Ross       Chairman of the Board             June 12, 1996
- ----------------------------  (principal executive officer)
        Ronald R. Ross


   /s/ Walter J. Muratori     President and Director            June 12, 1996
- ----------------------------
    Walter J. Muratori


     /s/ Dixon McElwee        Vice President, Chief Financial   June 12, 1996
- ----------------------------  Officer (principal financial
       Dixon McElwee          officer)


   /s/ John H. Bradberry      Vice President, Chief Accounting  June 12, 1996
- ----------------------------  Officer (principal accounting
     John H. Bradberry        officer)


   /s/ Richard L. Cravey      Director                          June 12, 1996
- ----------------------------
     Richard L. Cravey


    /s/ William A. Davies     Director                          June 12, 1996
- ----------------------------
     William A. Davies

                              Director                          June __, 1996
- ----------------------------
     William S. Green


                              Director                          June __, 1996
- ----------------------------
     Donald S. Huml


                              Director                          June __, 1996
- ----------------------------
       Don A. Rice


                              Director                          June __, 1996
- ----------------------------
     Stanley C. Weiss


 /s/ Charles C. Schoen, III   Director                          June 12, 1996
- ----------------------------
   Charles C. Schoen, III

                                                 Registration No. 333-______





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                       ----------------------------------

                              EXHIBITS FILED WITH


                            REGISTRATION STATEMENT

                                 ON FORM S-3

                                   UNDER

                           THE SECURITIES ACT OF 1933

                       ----------------------------------




                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              11651 PLANO ROAD
                               DALLAS, TEXAS
                              (214) 860-5100

                               EXHIBIT INDEX


     Where an exhibit is filed by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parentheses.

EXHIBIT NO.                   DESCRIPTION
- -----------                   -----------
   5             Opinion of Alston & Bird.

  23.1           Consent of Deloitte & Touche LLP.

  23.2           Consent of Ernst & Young LLP.

  23.3           Consent of Alston & Bird (included in Exhibit 5).

  24             Power of Attorney (contained on signature page).

  99 Form of Registration, Indemnification and Contribution Agreement by and between CGW Southeast Partners I, L.P. and Cameron Ashley Building Products, Inc.